Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 2008 with respect to the financial statements and the effectiveness of internal control over financial reporting for the year ended November 30, 2007, which reports are included in the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2007.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

October 15, 2008